APPRAISAL OF
                   A TAX-EXEMPT LIMITED PARTNERSHIP INTEREST
                                      AND
                    A TAXABLE LIMITED PARTNERSHIP INTEREST
                                      IN
                     BALCOR EQUITY PENSION INVESTORS - IV
                                  (BEPI - IV)
                               SKOKIE, ILLINOIS
                             AS OF MARCH 31, 1996






















                             Valuation Counselors

May 8, 1996


Balcor Equity Partners - IV
The Balcor Company
Bannockburn Lake Office Plaza
2355 Waukegan Road, Suite A200
Bannockburn, Illinois 60015

Attn:  Mr. John K. Powell, Jr. - First Vice President

Gentlemen:

In accordance with your request, we are pleased to submit our opinion of the Value of a Tax-Exempt Limited Partnership Interest and a Taxable Limited Partnership Interest in:

Balcor Equity Pension Investors - IV
(An Illinois Limited Partnership)

as of March 31, 1996.

The term "Value" is defined as follows:

     The amount, in dollars, which a Limited Partnership Interest in Balcor Equity Pension Investors - IV is worth to an investor who owns the Interest with the intention of holding it to maturity, who fully understands the complexities of the investment, and has an interest in the potential interest income and capital appreciation of the Limited Partnership Interest. The valuation does not represent the amount that would be received by a holder of a Limited Partnership Interest would he/she decide to liquidate the Interest prior to the maturity of the Partnership. The value is subject to the terms and conditions set forth in this report.

The Partnership is forecasted to close at the end of the year 2002.

Based on our analyses and conclusions set forth in this report, the estimated Value of the Limited Partnership Interests in Balcor Equity Pension Investors - IV, as of March 31, 1996, was in the rounded amount of:

                                                        Adjusted
                                                        Original
                                                         Capital

1.  Tax-Exempt Limited Partnership Interest$192.00       $249.75
                                           -------       -------

2.  Taxable Limited Partnership Interest   $199.00       $249.75
                                           -------       -------

As of December 31, 1995, the Tax-Exempt Partners and the Taxable Partners have received $0.25 as a return of capital.

For the quarter ended March 31, 1996, the value of a Tax-Exempt Limited Partnership Interest remained the same, and a Taxable Limited Partnership Interest decreased $1.00. There are no longer any mortgage loans in this Partnership.

For the quarter ended December 31, 1995, the value of a Tax-Exempt Limited Partnership Interest increased $1.00, and a Taxable Limited Partnership Interest increased $3.00. As of that date, the value of the Partnership's proportionate share in the equity of 45 W. 45th St. decreased $403,000, or 24% based on revised cash flow. There were no transactions in this quarter.

For the quarter ended September 30, 1995, there was no change in the value of a Tax-Exempt Limited Partnership Interest, but a decrease of $1.00 in the value of a Taxable Limited Partnership Interest.

For the quarter ended June 30, 1995, there was no change in the value of a Tax-Exempt Limited Partnership Interest or a Taxable Limited Partnership Interest.

For the quarter ended December 31, 1994, the value of a Tax-Exempt Limited Partnership Interest decreased $6.00 and a Taxable Limited Partnership Interest decreased $6.00, mainly due to an increase of 0.25% in the discount rates applied and a decrease of $1.3 million in the overall value of the Equity Investments in Real Estate.

As of March 31, 1996, the Partnership had funded two real estate acquisitions:
Gleneagles Apartments, North Miami, FL and Evanston Plaza Shopping Center, Evanston, IL. On September 30, 1988 the Partnership funded $2,739,130 of a $3,500,000 mortgage loan commitment, which was a participation in a $23,000,000 participating mortgage loan on 45 West 45th Street Office Building, New York, NY. The remainder of the commitment and funding was assumed by three affiliated partnerships. The balance of the $3,500,000 was funded in the quarter ended December 31, 1988. In the quarter ended March 31, 1995, the property was foreclosed and became Real Estate Owned proportionate to the Partnership's 15.22% interest.

Because of the many potential permutations and combinations of tax benefits available and/or not available to the taxable investor under current tax legislation, any tax benefits have been excluded from the calculation of the value per interest. The Partnership will provide the tax benefit data to the taxable investor in order for the owner of the Partnership Interest to apply it to his or her individual tax situation.

A copy of this report is retained in our files, together with the information from which the report was compiled.

Respectfully submitted,

/s/Raymond Ghelardi                               /s/Clement H. Darby

Valuation Counselors Group, Inc.                  Darby & Associates
Raymond Ghelardi                                  Clement H. Darby
Managing Director                                 President

REG/CHD/ded

cc:  Mr. David P. Bennett
     Ms. Mary J. Mojica
     Ms. Jayne Kosik
     Ms. Jane Cody

                               TABLE OF CONTENTS



Statement of Facts and Limiting Conditions

Introduction

Distributions to Limited Partners

Description of the Assets

Valuation of a Limited Partnership Interest

Discussion of Risk Rates

Valuation of the Equity Investments In Real Estate And
  Real Estate Owned Investments

Valuation of the Offering Expenses and Loan Fees

Conclusion of Value


Schedule

  A-1     Balance Sheet - March 31, 1996

  A-2     Statements of Income and Expenses for the quarters
            ended March 31, 1996 and 1995

  A-3     Statements of Cash Flows for the quarters ended
            March 31, 1996 and 1995

  B-1     Cash Flow From Operations

  B-2     Calculation of Excess Net Cash Proceeds and
            Excess Net Cash Receipts

  B-3     Discounted Cash Flow Analysis

   C      Valuation Summary

                  STATEMENT OF FACTS AND LIMITING CONDITIONS

Valuation Counselors Group, Inc./Darby & Associates Joint Venture strives to clearly and accurately disclose the assumptions and limiting conditions that directly affect an appraisal analysis, opinion or conclusion. In order to assist the reader in interpreting this report, such assumptions are set forth as follows:

Valuation Counselors Group, Inc./Darby & Associates Joint Venture reserves the right to make adjustments to the analysis, opinion and conclusions set forth in the report as deemed necessary by consideration of additional or more reliable data that subsequently may become available.

No opinion is rendered as to legal fee, property title or mortgage notes related to the appraised assets, which are assumed to be good and marketable.

It is assumed that no opinion is intended in matters that require legal, engineering or other professional advice which has been or will be obtained from professional sources; the valuation report will not be used for guidance in professional matters exclusive of the appraisal and valuation discipline.

Information furnished by others is presumed to be reliable, and where so specified in the report, has been verified; however, no responsibility, whether legal or otherwise, is assumed for its accuracy and cannot be guaranteed as being certain. All facts and data set forth in the report are true and accurate to the best of the Appraiser's knowledge and belief. No single item of information was completely relied upon to the exclusion of other information.

All financial data, operating histories, forecasts, allocations to Tax-Exempt and Taxable Limited Partnership Interests and other data relating to income and expenses attributed to the assets and the Partnerships have been provided by Management or its representatives and have been accepted without further verification except as specifically stated in the report.

It should be specifically noted that the valuation assumes the appraised assets will be competently managed and maintained by financially sound owners over the expected period of ownership except where noted, specifically in assets during the period of foreclosure where Balcor may not have control. This appraisal engagement does not entail an evaluation of management's effectiveness, nor are we responsible for future marketing efforts and other management or ownership actions upon which actual results will depend.

Neither the report nor any portions thereof, especially any conclusions as to value, the identity of the appraiser or Valuation Counselors Group, Inc./Darby & Associates Joint Venture shall be disseminated to the public through public relations media, news media, sales media, prospectus or any other public means of communications without the prior written consent and approval of Valuation Counselors Group, Inc./Darby & Associates Joint Venture. The date of the valuation to which the value estimate conclusion applies is set forth in the report.

The preponderance of working paper support for this valuation is maintained in the offices of management, Balcor Mortgage Advisors.

Neither the fees nor any of the terms and conditions of the appraisal assignments given to Valuation Counselors Group, Inc./Darby & Associates Joint Venture by Balcor Mortgage Advisors are contingent upon the values reported.

No independent investigation of the fair market value of the underlying real estate assets has been made by Valuation Counselors Group, Inc./Darby & Associates Joint Venture. We have reviewed the real estate appraisals for reasonableness, but have assumed the real estate appraisals obtained by Balcor Mortgage Advisors are independent and accurate. Valuation Counselors Group, Inc. assumes responsibility for real estate appraisals prepared by their own staff.

No independent investigation of the terms and conditions of the mortgage loans made by Balcor Equity Pension Investors - IV has been made. We have relied on data furnished to us by Balcor Mortgage Advisors and the validity of the information was assumed to be correct.

In the event that this appraisal is used as basis to set a market price for a Limited Partnership Interest in Balcor Equity Pension Investors - IV, no responsibility is assumed for the seller's inability to obtain a purchaser at the value reported herein.

The reader of this valuation report should be fully conversant with the terms and conditions of Balcor Equity Pension Investors - IV Limited Partnership as set forth in the Prospectus, other related documents, and the prior appraisals of a Limited Partnership Interest in Balcor Equity Pension Investors - IV.

We have discussed the current status and condition of the mortgage loans and real estate owned with the management of Balcor Mortgage Advisors and have accepted their comments as being factual.

                                 INTRODUCTION

The Partnership, Balcor Equity Pension Investors - IV, was formed on June 20, 1986. The Partnership Agreement provides for Balcor Equity Partners - IV to be the General Partner and for the admission of Limited Partners through the sale of Limited Partnership Interests at $250 per Interest. The Partnership commenced the offering of Limited Partnership Interests to the public on December 15, 1986; closing date of its minimum offering was February 20, 1987, after certain minimum sales of Limited Partnership Interests had been achieved, as provided for in the Partnership Agreement. Prior to February 20, 1987, the Partnership was in a pre-operating status. The Partnership issued 185,486 Limited Partnership Interests on or prior to December, 1987, the termination date of the offering. The total number of units sold was segregated into 167,673 tax-exempt units and 17,813 taxable units.

The Partnership serves as an investment vehicle for qualified profit sharing, pension and other retirement trusts; bank commingled trust funds for such trusts; HR-10 (Keogh) Plans and Individual Retirement Accounts (IRA); government pension and retirement trusts; other entities intended to be exempt from Federal income taxation such as certain religious, charitable, scientific, literary and educational corporations, funds and foundations; and also individuals and entities not exempt from Federal income tax.

The Partnership's operations consisted of (1) investing in commercial and residential real properties which the Partnership will acquire with no permanent mortgage indebtedness and (2) placing equity participating first mortgages on income-producing real property.

The Partnership Agreement provides that the General Partner, or affiliates, will receive selling commissions on the sale of Limited Partnership Interests; real estate acquisition fees, either paid by the sellers or the Partnership when the Partnership acquires real properties; and loan application and processing fees and mortgage brokerage fees, paid by borrowers and/or the Partnership when the Partnership funds first mortgage loans or issues commitments to fund loans, subject to certain limitations as set forth in the Partnership Agreement.

The Partnership Agreement also provides that an affiliate of the General Partner will service the mortgage loans made by the Partnership and will receive a mortgage servicing fee at an annual rate equal to 1/4 of 1% of the amounts advanced by the Partnership and outstanding from time to time; and that an affiliate of the General Partner will perform property management services in connection with the properties acquired by the Partnership and thereby earn fees at rates and on terms no less favorable to the Partnership than those customary for similar property management and leasing services in the relevant geographical area of the properties managed, subject to certain limitations.

"Operating Income from Real Properties" of the Partnership will be allocated 10% to the General Partner and 90% to the Limited Partners; "Operating Losses from Real Properties" and other certain components will be allocated 1% to the General Partner and 99% to the Limited Partners; "Other 'Operating Income' or 'Operating Losses'" will be allocated 10% to the General Partner and 90% to the Limited Partners pursuant to terms set forth in the Partnership Agreement. "Net Cash Receipts" are distributed on a quarterly basis commencing in April 1988. 90% of Net Cash Receipts available for distribution will be distributed to Limited Partners. To the extent possible, Taxable Limited Partners will receive an allocation of such available Net Cash Receipts generated by the operation of the properties, in the same manner as if their investment in the Partnership had been attributable solely to the properties. Taxable Limited Partners will commence sharing in such available Net Cash Receipts generated by the mortgage loans at such time as the Taxable Limited Partners' investment in the Partnership is not then solely attributable to the properties (which time is anticipated to be upon the sale of substantially all of the properties). The Tax-exempt Limited Partners will be allocated all other Net Cash Receipts to be allocated to the Limited Partners, expected to consist of (I) 100% of such available Net Cash Receipts generated by the mortgage loans (until such time as substantially all of the properties are sold, as described above) plus (ii) the Net Cash Receipts generated by the operation of the properties, to the extent not allocated to the Taxable Limited Partners as described above. Of the remaining 10% of Net Cash Receipts, 7 1/2% will be paid to the General Partner as its distributive share from Partnership operations and an additional 2 1/2% will be paid to the General Partner for allocation to the Repurchase Fund which may be utilized to repurchase Interests from Limited Partners pursuant to terms set forth in the Partnership Agreement. Amounts allocated to the Repurchase Fund will be returned to the Partnership at the liquidation of the Partnership to the extent necessary to permit payment to the Limited Partners of their "Original Capital" plus any deficiency in their "Liquidation Preference". Subject to the provisions of the Partnership Agreement, "Net Cash Proceeds" which are available for distribution will be distributed only to the Limited Partners until such time as the Limited Partners have received a return of their "Original Capital" and their "Liquidation Preference"; thereafter, the remaining "Net Cash Proceeds" will be distributed 90% of the Limited Partners and 10% to the General Partners. The General Partner's share shall be returned to the Partnership if necessary to permit payment to the Limited Partners of any deficiency in the return of their Original Capital and their Preferential Cumulative Distribution on Adjusted Original Capital of 10% per annum.

Although there were no assurances in this regard, the General Partner had originally anticipated that approximately one-half of the proceeds of the offering available for investment would be invested in real properties and approximately one-half would be used to make mortgage loans. As of March 31, 1996, all of the investments were in real properties.

The Partnership Agreement provides that, except in certain limited circumstances, the proceeds of any sale, refinancing or other disposition of properties will not be reinvested, but will be distributed to the extent not required to meet the Registrant's cash requirements. The Partnership Agreement also provides that proceeds from the repayment of mortgage loans within 14 years of the termination of the offering may be used to make new mortgage loans. Any such new mortgage loan would provide for repayment in full within 15 years after the termination of the offering.

Originally, the Partnership expected to sell or otherwise dispose of its real property investments between the fifth and tenth years after acquisition and expected to sell or obtain repayment of its mortgage loans between the twelfth and fifteenth years after such loans are made. Since the time the original real estate investments and mortgage loans were made at the inception of the Partnership, material adverse changes occurred in the real estate market. The Partnership only has Investments in Real Estate. The management of the Partnership has determined that it may be in the best interests of the Limited Partners to retain title to a substantial portion of the real estate for approximately ten years from December 31, 1992. As of March 31, 1996, the forecasted closing of the Partnership is the year 2002.

                       DISTRIBUTIONS TO LIMITED PARTNERS

Net Cash Receipts available for distribution commenced distribution to Limited Partners on a quarterly basis commencing in April of 1988. 90% of all Net Cash Receipts available for distribution are distributed to Limited Partners. 7 1/2% of such Net Cash Receipts are paid to the General Partner as its distributive share from Partnership operations, and an additional 2 1/2% of such Net cash Receipts are paid to the General Partner for allocation to the Repurchase Fund. Amounts allocated to the Repurchase Fund are commingled with other assets of the General Partner and may be utilized to repurchase Interests from Limited Partners. Amounts allocated to the Repurchase Fund will be returned to the Partnership at the liquidation of the Partnership if necessary to permit payment to the Limited Partners of their Original Capital plus any deficiency in their Liquidation Preference.

In general, the Partnership had expected to sell its real properties between the fifth and twelfth years after acquisition and expects to sell or obtain repayment of its equity participating mortgage loans between the twelfth and fifteenth years after the termination of the offering. For reasons previously explained, these time horizons have been extended beyond the Year 2000. The Partnership anticipates that its non-participating mortgage loans, if any, will generally have terms ranging from five to ten years. The Partnership expects that Mortgage Reductions received within 14 years of the termination of the offering will be used to fund new first mortgage loans which will provide for repayment between 12 and 15 years after the termination of the offering. Subject to the provisions of the eighth sentence of this paragraph, Net Cash Proceeds which are available for distribution will be distributed only to Limited Partners until such time as they have received a return of their Original Capital and their Liquidation Preference. 90% of the remaining Net Cash Proceeds available for distribution will be distributed to Limited Partners. The General Partner will receive 10% of such remaining Net Cash Proceeds. During the liquidation stage of the Partnership, the General Partner, to the extent necessary, shall return to the Partnership all or any portion of its 10% share of Net Cash Proceeds in order to enable the Partnership to make distributions to all Limited Partners (in accordance with their participating percentages) until such time as all Limited Partners have received a return of their Original Capital and a Preferential Cumulative Distribution on Adjusted Original Capital of 10% per annum. For purposes of determining distributable Net Cash Proceeds, an amount equal to the Adjusted Mortgage Investment for each year shall be deemed an amount available for distribution and shall also be deemed the initial amount distributed for such year.

Cash available for distribution will be determined by the General Partner after it creates any reserves or makes expenditures reasonably necessary or appropriate for the operation of the Partnership.

There is no assurance that the Partnership will generate Net Cash Receipts or Net Cash Proceeds, or that, if generated, they will be available for distribution or be sufficient to provide the full amount of the Preferential Cumulative Distribution.

All Partnership distributions are made quarterly to those recognized as the holders of Interests as of the last day of each fiscal quarter. Distributions are expected to commence the third full calendar quarter after termination of the offering.

Payments were made to Limited Partners during the period of the public offering of Interests.

As set forth in the Partnership Agreement, the Partnership was obligated to pay to the purchasers of Interests an amount equivalent to interest at an initial rate of 6.00% per annum on the total purchase price of an Interest. The amounts so payable under this provision ceased to accumulate in December, 1987, the termination date of the offering. Payments accrued to the Limited Partners during the offering period totaled $1,077,203 and were paid in February 1988.

Distributions to the Limited Partnership

        Tax-Exempt Interest          Taxable Interest
Effective     Amount                      Amount
Date       Per Interest   Annual Rate  Per Interest Annual Rate

3/31/88        $2.87         4.59%         $2.16      3.46%
6/30/88         3.12         4.99%          4.44      7.10%
9/30/88         3.35         5.36%          3.70      5.92%
12/31/88        3.35         5.36%          3.70      5.92%
3/31/89         3.70         5.92%          3.70      5.92%
   4/89         0.25         -              0.25      -
                      (Return of capital)
6/30/89         1.64         2.63%          0.60      0.96%
9/30/89         1.71         2.74%          1.05      1.68%
12/31/89        2.19         3.51%          1.98      3.17%
3/31/90         2.40         3.84%          2.26      3.62%
6/30/90         2.50         4.00%          2.34      3.74%
9/30/90         2.50         4.00%          2.32      3.72%
12/31/90        2.50         4.00%          2.27      3.64%
3/31/91         2.50         4.00%          2.33      3.73%
6/30/91         2.50         4.00%          2.46      3.94%
9/30/91         2.50         4.00%          2.81      4.50%
12/31/91        2.50         4.00%          2.74      4.39%
3/31/92         2.50         4.00%          2.75      4.39%
6/30/92         2.50         4.00%          2.77      4.44%
9/30/92         2.50         4.00%          2.57      4.11%
12/31/92        2.50         4.00%          2.57      4.12%
3/31/93         2.50         4.00%          2.45      3.92%
6/30/93         2.50         4.00%          2.56      4.09%
9/30/93         3.03         4.85%          2.50      4.00%
12/31/93        2.59         4.15%          2.50      4.00%
3/31/94         2.94         4.70%          2.50      4.00%
6/30/94         3.08         4.90%          2.50      4.00%
9/30/94         2.76         4.40%          2.50      4.00%
12/31/94        2.50         4.00%          3.24      5.19%
3/31/95         2.50         4.00%          2.98      4.76%
6/30/95         2.50         4.00%          2.86      4.58%
9/30/95         2.26         3.62%          2.29      3.68%
12/31/95        2.26         3.62%          2.29      3.68%
3/31/96         2.26         3.62%          2.29      3.68%

                           DESCRIPTION OF THE ASSETS

                       Early Investments in Real Estate

 1.    Gleneagles Apartments, North Miami, FL

     On June 30, 1987 the Partnership acquired the Gleneagles Apartments, an existing 292 unit garden apartment complex located in northwest Dade County on NW 67th Avenue. The property was completed in June, 1987 and, at closing, was 98% occupied. The purchase price was $13,400,000; allocating $2,270,000 to the land and $11,130,000 to the buildings and improvements. As of March 31, 1996, the property was valued at $14,866,735 based on forecasted 1996 cash flow. As of March 31, 1996, the property was 99% occupied.

2.     Evanston Plaza Shopping Center, Evanston, IL

     On November 3, 1987 the Partnership acquired Evanston Plaza Shopping Center, an existing shopping center at Dempster and Dodge Streets, Evanston, IL. The center, which was completed in September, 1987, is situated on 13.4 acres with total gross leasing area of 148,098 square feet. The center was 89% leased to tenants in occupancy at closing with the balance of the space leased to the Seller under an 18 month Master Lease. The purchase price was $18,500,000, with $5,075,000 allocated to the land and $13,425,000 to the buildings and improvements. On September 2, 1988, the Partnership paid $900,000 for the cost of constructing an addition to Evanston Plaza and paid $191,667 fee to Banbury Development in regards to that addition, making a total funding of $1,091,667. As of March 31, 1996, the property was valued at $16,045,090 based on forecasted 1996 cash flow. As of March 31, 1996, the property was 88% occupied.

                         Real Estate Owned Investments

 1.    45 West 45th Street Office Building, New York, NY

     On September 30, 1988 the Partnership funded $2,739,130 of a $3,500,000 commitment as participant in a total mortgage loan commitment of $23,000,000 on the 45 West 45th Street Office Building in New York City. The Commitment percentage of the total loan was 15.22%. The building is 16 stores high with a total net rentable area of 114,351 square feet. It was constructed in 1923 on a 8,130 square foot site and the funds were used for renovation. The loan was for 10 years, 9% in years 1-2, 9.5% years 3-7 and 9.75% years 8-10, with participations in net cash flow and appreciation. The remaining $760,870 was funded in the quarter for a total funding of $3,500,000 ended December 31, 1988. In the quarter ended March 31, 1995, the property was foreclosed and became Real Estate Owned proportionate to the 15.22% interest. In the quarter ended March 31, 1996, the Partnership's proportionate share of equity was valued at $1,274,945 based on forecasted 1996 cash flow. As of March 31, 1996, the property was 86% occupied.

                  VALUATION OF A LIMITED PARTNERSHIP INTEREST

Valuation Counselors Group, Inc./Darby & Associates Joint Venture has been retained by Balcor Equity Partners - IV to estimate the Value of a Limited Partnership Interest in Balcor Equity Pension Investors - IV on a quarterly basis.

The methodology used in estimating the Value of a Limited Partnership Interest in Balcor Equity Pension Investors - IV is based upon substituting the estimated (1) present value of the Equity Cash Flows and Return of Capital in place of the Investments in Real Estate and Real Estate Owned, (2) appraised value of certain Real Estate Owned assets acquired in foreclosure and scheduled for disposition in the near-term (if applicable to this Partnership), and (3) the present value of the Debt Cash Flows in place of Investment in Loan Receivable, First Mortgage as shown on March 31, 1996 Balance Sheet of Balcor Equity Pension Investors - IV (Schedule A-1) (if applicable to this Partnership). As of February 2, 1995, when 45 W. 45th Street became Real Estate Owned, there no longer were any mortgage loans in this Partnership. In addition, the unamortized portions of the Offering Expenses and Loan Fees as well as the present value of the Repurchase Fund are added to the Assets on the same Balance Sheet. The amortization is calculated by reducing the total Offering Expenses, as set forth in the financial statements, on a straight line basis, quarterly, to the expiration date of the loan portfolio. For financial reporting purposes, Balcor Equity Partners - IV initially deducted the total Offering Expenses from the proceeds of the Limited Partnership Interest. Current Assets and Current Liabilities remained as stated and subsequently are called "Net Current Assets."

Cash, the present value of the Equity Cash Flows, Return of Capital and Repurchase Fund, appraised Real Estate Owned (where applicable) and the present value of the Debt Cash Flows (if any) were segregated into the interests of the Tax-exempt Limited Partnership Interests, Taxable Limited Partnership Interests and General Partner Interest Shares in accordance with the terms of the Limited Partnership Agreement and the proportionate share of the Partnership Interests. As of December 31, 1992, the holding period for the Investments in Real Estate and Real Estate Owned not scheduled for near-term sale were extended, on the average, to ten years for the purpose of attempting to realize a greater return to the Limited Partners. In addition the cash flows were refined in order to calculate excess cash proceeds and excess net cash receipts since certain of those proceeds are applied to assets where the acquisition costs have not been achieved.

Historically, the valuation process has allocated certain proceeds to the Tax-Exempt and Taxable Limited Partnership Interests on the basis of certain procedures set forth in the Partnership Agreement. Based on additional formulae in the Partnership Agreement, as the Fund has "matured" it has become necessary to reallocate certain proceeds between the Tax-Exempt and Taxable Limited Partnership Interests so that the Tax-Exempt Limited Partnership Interests will be made whole prior to returning capital to the Taxable Limited Partnership Interest.

With the extension of the holding period and redefining the Real Estate Owned, the Repurchase Fund has become material and is included separately as an Asset. It is allocated prorata between Tax-Exempt Limited Partnership Interest and Taxable Limited Partnership Interest. Note that the terms of this Partnership had been modified at inception from Balcor Equity Pension Investors - I, II & III concerning the application of the proceeds from sales of assets so that those funds are allocated on a prorata basis rather than giving priority treatment to the Tax-Exempt Limited Partnership Interest.


                           DISCUSSION OF RISK RATES

The discount rate applied to the cash flow mathematically expresses risk. Risk represents the uncertainty related to achievement of the prospective cash flows. The primary components of risk exposure in fixed income securities are interest rate risk, inflation risk, market risk, liquidity risk and risk of default. As previously discussed, the valuation of the assets in question have been predicated upon the present valuing of the components of the loan portfolio. Therefore, determination of an appropriate risk rate is essential in the valuation of the net investment in loans receivable.

Financial theory dictates the necessity of incremental return resulting from incremental risk. Accordingly, the typical risk/return tradeoff indicates that investors should demand greater rates of return as the perceived riskiness of the asset or security increases. In examining an investment situation, a hypothetical investor would weigh the perceived level of risk against the return expected from the subject investment. In determining the required rate of return or discount rate on a particular asset or investment, the hypothetical investor would also consider returns available from alternative investment opportunities such as government securities, corporate bonds, mortgages, real estate and common stock, if applicable.

The subject assets consist of a self-liquidating real estate investment fund with investments in both real estate loans with varying maturities and real estate assets. Accordingly, in determining an appropriate risk rate associated with the subject assets, we have considered alternative and comparable rates of return in the lending and real estate marketplace as indicated by such sources as the Wall Street Journal, Real Estate Research Corporation Real Estate Report, Investment Dealers Digest, Corporate Financing Week, American Council of Life Insurance Investment Bulletin and the National Association of Real Estate Investment Trusts.

The following table presents yield rates associated with various types of government and corporate securities as indicated by the March 29,1996 and January 3, 1996 Wall Street Journals.

              Yield Rates as Indicated by the Wall Street Journal

Security                      First Quarter 1996  Fourth Quarter 1995

Three Month U.S. Treasury Bills 4.99%                   5.04%
Six Month U.S. Treasury Bills   4.97%                   5.03%
Prime Rate                      8.25%                   8.50%
Ten Year U.S. Treasury Bonds    6.60%                   5.64%
Twenty Year U.S. Treasury Bonds 6.90%                   6.02%

Corporate Bonds

  Aaa, Aa                       6.72% to 7.60%          6.02% to 6.96%
  A, Baa                        6.95% to 7.91%          6.23% to 7.31%
  Ba, C                         9.8%                    9.7%

Collateralized Mortgage
  Obligations

  10 Year                       7.90%                   6.94%
  20 year                       8.05%                   7.17%


Additionally, information from Moody's Corporate Bond Survey and the Investment Dealer's Digest indicates the corporate original issue Real Estate Mortgage Investment Conduit (REMIC) yields from 1988 to 1995 ranged from 7% to 11.3% for obligations with terms in excess of ten years. A yield difference of one to three points was exhibited within multiple class REMIC issues where accrued interest payments did not commence on the (higher yielding) security until senior class notes were paid in full. A short term issuance collateralized by elderly living properties exhibited a four point yield differential between classes.

According to information from the Mortgage-Based Securities Letter, REMIC issuances in 1994 have decreased substantially from the levels exhibited during 1992 and 1993. Reportedly, many REMIC underwriters and investors incurred losses due to price corrections in the derivative mortgage securities market. The price decline was believed to be attributable to several factors including rising interest rates, increased volatility, average-life extension and lack of liquidity. According to the Wall Street Journal, new issues of mortgage-backed securities were down 57% in 1994 as compared to the prior year.

In addition to the previously noted yields on various market securities, we have also considered mortgage rates associated with various types of commercial real estate properties. This data is relevant in that it provides an indication of rates of return associated with similar types of investments. These statistics have been extracted from the December 29, 1995 and October 1, 1995 editions of the Investment Bulletin published by the American Council of Life Insurance, is as follows:

                                   Averages

                           Contract Interest
                                  Rate
Type of Loan
  Property Type          Third Quarter  Second Quarter
                             1995           1995

FIXED RATE-FIXED TERM          7.83%          8.23%
  Apartment                    7.64%          8.13%
  Office Building              7.98%          8.23%
  Retail                       7.79%          8.17%
  Industrial                   7.84%          8.21%
  Other Commercial             7.73%          8.47%



                               Yield With
                                  Fees

Type of Loan
  Property Type          Third Quarter  Second Quarter
                              1995           1995

FIXED RATE-FIXED TERM          7.85%          8.24%
  Apartment                    7.67%          8.15%
  Office Building              8.00%          8.24%
  Retail                       7.81%          8.18%
  Industrial                   7.85%          8.22%
  Other Commercial             7.74%          8.51%


                               Maturity
                             (Years/Months)

Type of Loan
  Property Type          Third Quarter  Second Quarter
                              1995           1995

FIXED RATE-FIXED TERM      11/06          11/02
  Apartment                10/11          10/09
  Office Building           10/0          09/07
  Retail                   13/05          13/06
  Industrial               10/08          10/00
  Other Commercial         11/04          12/02


Additionally, we have considered expected capitalization rates and internal rates of return extracted from "Korpacz Real Estate Investor Surveys, First Quarter 1996". For comparative purposes, we have also presented similar data extracted from "Korpacz Real Estate Investor Surveys, Fourth Quarter 1995".

                National Market Indicators: First Quarter 1996

                           Retail                   Office
                           (National Regional       (Central Business
                           Malls)                   District)

                           Range          Average   Range           Average

Free and Clear Equity IRR  10.00%-14.00%  11.50%    10.00%-15.00%   12.10%
Free and Clear Equity Cap
Rate                       6.25%-11.00%   8.11%     8.00%-12.50%    9.58%
Terminal Cap Rate          7.00%-11.00%   8.56%     8.25%-12.00%    9.62%



                           Office                   National
                           (National Suburban)      Industrial

                           Range          Average   Range           Average

Free and Clear Equity IRR  10.00%-14.00%  11.90%    9.00%-14.00%    11.27%
Free and Clear Equity Cap
Rate                       8.00%-11.00%   9.47%     7.25%-13.00%    9.29%
Terminal Cap Rate          8.50%-12.00%   9.68%     8.00%-11.00%    9.51%



                           National
                           Apartment

                           Range          Average

Free and Clear Equity IRR  10.50%-13.00%  11.38%
Free and Clear Equity Cap
Rate                       7.50%-10.50%   8.97%
Terminal Cap Rate          8.00%-11.00%   9.29%

               National Market Indicators:  Fourth Quarter 1995

                           Retail                   Office
                           (National Regional       (Central Business
                           Malls)                    District)

                           Range          Average   Range           Average

Free and Clear Equity IRR  10.00%-14.00%  11.55%    10.00%-15.00%   12.15%
Free and Clear Equity Cap
Rate                       6.25%-11.00%   7.86%     7.50%-12.50%    9.52%
Terminal Cap Rate          7.00%-11.00%   8.45%     8.25%-12.00%    9.63%



                           Office                   National
                           (National Suburban)      Industrial

                           Range          Average   Range           Average

Free and Clear Equity IRR  10.00%-15.00%  12.04%    9.00%-14.00%    11.31%
Free and Clear Equity Cap
Rate                       8.00%-11.50%   9.57%     7.25%-13.00%    9.36%
Terminal Cap Rate          8.50%-12.00%   9.75%     8.00%-11.00%    9.58%



                           National
                           Apartment

                           Range          Average

Free and Clear Equity IRR  10.00%-13.00%  11.50%
Free and Clear Equity Cap
Rate                       7.50%-10.50%   8.99%
Terminal Cap Rate          8.00%-11.00%   9.31%

Our discount rates have been selected based upon the returns exhibited on alternative securities and real estate properties as previously presented, in conjunction with the attributes of the subject assets.

                        Risk Measurement in Real Estate

As previously discussed, the primary components of risk exposure for fixed income securities include interest rate risk, inflation risk, market risk, liquidity risk and default risk. For real estate, these risks are similar and can be segmented into two categories. The first is systematic risk which includes all risks external to the property. The remaining risks can be categorized as nonsystematic risk and includes all risks directly related to the property. Generally, systematic risk affects the overall market as a whole and is often referred to as market risk. However, nonsystematic risk is generally more attributable to the property specifics. Nonsystematic risk can be further broken down into risk relative to the immediate neighborhood or local market with the residual risks being unique to the property.

When viewing an investment in a single property, the systematic overall market risk, the nonsystematic local market risk and the nonsystematic unique property risks must be weighed in the derivation of an appropriate risk rate (discount rate) to be applied to anticipated cash flows. The overall market risks would include such factors which effect the market as a whole. Among these factors would be the level of interest rates, the economic condition of the nation, federal tax incentives related to real estate and the expected inflation rate.

Nonsystematic local market risks are those that effect a regional area or neighborhood and are not part of the overall market risk. There are many types of possible local market risks. Some examples of local market risk include fluctuations in the local economy, changes in transportation systems, local crime rates and overbuilding. These local market risks may be severe enough to override the effects of the overall market risk.

Property unique risks are those which effect the subject property in a manner more specific than the local market risks. Many of the property unique risks are similar to the local market risks but are more significant for the subject property. Some examples of property specific risks would include dependence on single industries or tenants, crime frequency on the property, changes in immediate traffic patterns, changes in adjacent zoning or adjacent property conditions and unanticipated capital improvement requirements. These property specific risks may have a material impact on the property but may not be reflected in the local market risks.

Investments in individual property would reflect three groups of risks including the systematic overall market risks, the nonsystematic local market risks and the nonsystematic property unique risks. However, modern portfolio theory recognizes that through investment diversification, the nonsystematic risks associated with the local market and the unique attributes of the property can be reduced. Furthermore, with sufficient diversification, a portfolio can virtually eliminate nonsystematic risk.

The benefits of portfolio diversification are reflected in the improvement of the portfolio's return-risk ratio. The return-risk ratio measures the return of the investment relative to the volatility of the return. Generally, the volatility of return is measured by the standard deviation of the return over a period of time. Therefore, the return-risk ratio is simply the return of the investment divided by the standard deviation of the return.

As an example of the application of this ratio, assume that portfolio A invests in only one type of property in one local market and experiences an average annual return of 13% over fifteen years with a standard deviation of return of 17%. The return-risk ratio is computed to be 0.76 (13% divided by 17%). Portfolio A's risk-return ratio can then be compared to the ratio of other portfolios to evaluate the level of return relative to the risk taken.

To illustrate, assume portfolio B invests in a wide variety of property types in a numerous geographical regions and only generated an annual return of 12% over fifteen years. However, the standard deviation of return was only 13%. The return-risk ratio is computed to be 0.86 (12% divided by 13%). Even though portfolio A's return exceeded portfolio B's return, the superior return was not enough to offset the increase in risk. Therefore, an investor would likely prefer an investment in Portfolio B.

It should be noted, however, that with the reduction in the volatility of returns, modern portfolio theory also recognizes that there is a reduction in the level of potential return. This is because that volatility generally provides the opportunity for added returns. This is the basis for the axiom that greater risk equals greater reward. However, an investor generally requires that the increase in risk is offset by an increase in potential return. Conversely, if an investor is looking for a lower risk, the investor would expect lower returns.

In the instant case, the discount rates selected for the appraisal of individual properties which are expected to be sold in the near future reflect all the systematic and nonsystematic risks associated with each individual property. The discount rates are derived considering overall market factors, local market factors and property unique factors. However, for those properties which are valued as real estate investments on the basis of their cash flows, the discount rate applied reflects the benefits of reduced nonsystematic risks through portfolio diversification. These benefits include the offsetting of local market risks and property unique risks of each property with the local market risks and property unique risks of the other properties in the portfolio. As a result, the volatility of returns for each property is offset by the volatility of returns of the other properties in the portfolio. The discount rates applied to the latter category of properties are derived from market data on portfolio returns, which reflect the dichotomies described above.

                                 SCHEDULE A-1

                     BALCOR EQUITY PENSION INVESTORS - IV
                       (AN ILLINOIS LIMITED PARTNERSHIP)
                                 BALANCE SHEET
                                MARCH 31, 1996
                                   (AUDITED)
                                    Assets
  Current Assets

     Cash and Cash Equivalents                    $3,216,610
     Deferred Expense, Net                            44,708
     Prepaid Expenses                                  8,983
     Accounts and Accrued Interest Receivable        126,412
                                                  ----------
     Total Current Assets                         $3,396,713
                                                  ----------
  Investments

     Investment in joint venture with affiliates   1,090,715

     Investment in Real Estate, at Cost:
       Land                                        6,958,341
       Buildings and Improvements                 24,248,600
                                                 -----------
                                                  31,206,941
       Less accumulated depreciation               9,374,001
                                                 -----------
         Total Investment Properties, Net
           of Accumulated Depreciation            21,832,940
                                                 -----------

     Total Assets                                $26,320,368
                                                 ===========

  Liabilities and Partners' Capital

     Accrued real estate taxes                     $ 841,412
     Accounts Payable                                 40,259
     Due to Affiliates                                26,370
     Security Deposits                                85,264
                                                   ---------
     Total Liabilities                               993,305

     Partners' Capital (Limited Partnership
       Interests Issued and Outstanding: 185,486) 25,327,063
                                                 -----------

     Total Liabilities and Partners' Capital     $26,320,368
                                                 ===========

                                 SCHEDULE A-2

                     BALCOR EQUITY PENSION INVESTORS - IV
                       A REAL ESTATE LIMITED PARTNERSHIP
                       (An Illinois Limited Partnership)

                       STATEMENTS OF INCOME AND EXPENSES
                for the quarters ended March 31, 1996 and 1995
                                  (Unaudited)

                                                    1996            1995
                                               -------------   -------------
Income:
  Rental                                       $  1,008,520    $    920,219
  Service                                           154,512         200,604
  Interest on short-term investments                 42,355          51,556
                                               -------------   -------------
    Total income                                  1,205,387       1,172,379
                                               -------------   -------------
Expenses:
  Depreciation                                      202,012         202,012
  Property operating                                276,972         220,333
  Real estate taxes                                 324,237         307,374
  Property management fees                           56,414          60,326
  Administrative                                     54,070          81,682
                                               -------------   -------------
    Total expenses                                  913,705         871,727
                                               -------------   -------------
Income before participation in
  loss of joint venture with
  affiliates                                        291,682         300,652
Participation in income (loss) of joint
  venture with affiliates                            12,390         (15,984)
                                               -------------   -------------
Net income                                     $    304,072    $    284,668
                                               =============   =============
Net income allocated to General Partner        $     48,714    $     46,774
                                               =============   =============
Net income allocated to Limited Partners       $    255,358    $    237,894
                                               =============   =============
Net income per Limited Partnership Interest
    (185,486 issued and outstanding)           $       1.38    $       1.28
                                               =============   =============
Distribution to General Partner                $     46,637    $     52,987
                                               =============   =============
Distribution to Limited Partners               $    419,733    $    476,897
                                               =============   =============
Distribution per Limited Partnership
    Interest:

    Taxable                                    $       2.29    $       3.24
                                               =============   =============
    Tax-exempt                                 $       2.26    $       2.50
                                               =============   =============

                                 SCHEDULE A-3

                     BALCOR EQUITY PENSION INVESTORS - IV
                       A REAL ESTATE LIMITED PARTNERSHIP
                       (An Illinois Limited Partnership)

                           STATEMENTS OF CASH FLOWS
                for the quarters ended March 31, 1996 and 1995
                                  (Unaudited)

                                                    1996            1995
                                               -------------   -------------
Operating activities:
  Net income                                   $    304,072    $    284,668
  Adjustments to reconcile net income
    to net cash provided by
    operating activities:
      Participation in (income) loss of
        joint venture with affiliates               (12,390)         15,984
      Depreciation of properties                    202,012         202,012
      Amortization of deferred expenses               1,397           1,397
      Net change in:
        Accounts and accrued interest
          receivable                                (38,782)        (47,138)
        Prepaid expenses                             26,948         (14,238)
        Accounts payable                            (65,524)        (16,747)
        Due to affiliates                            10,084          29,377
        Accrued liabilities                        (192,939)       (181,147)
        Security deposits                            (2,912)         (4,292)
                                               -------------   -------------
  Net cash provided by operating activities         231,966         269,876
                                               -------------   -------------
Investing activities:
  Capital contribution to joint
    venture - affiliates                                            (38,919)
  Distribution from joint
    venture - affiliates                             61,188
                                               -------------   -------------
  Cash provided by (used in)
    investing activities                             61,188         (38,919)
                                               -------------   -------------
Financing activities:
  Distribution to Limited Partners                 (419,733)       (476,897)
  Distribution to General Partner                   (46,637)        (52,987)
                                               -------------   -------------
  Cash used in financing activities                (466,370)       (529,884)
                                               -------------   -------------
Net change in cash and cash equivalents            (173,216)       (298,927)
Cash and cash equibalents at beginning
  of period                                       3,389,826       3,612,180
                                               -------------   -------------
Cash and cash equivalents at end of period     $  3,216,610    $  3,313,253
                                               =============   =============

              VALUATION OF THE EQUITY INVESTMENTS IN REAL ESTATE
                       AND REAL ESTATE OWNED INVESTMENTS

The value of the Equity Investments in Real Estate and the Real Estate Owned Investments is equal to the sum of the present values of the Operating Cash Flows and the Sales Proceeds. As of March 31, 1996, the Partnership owned two equities: Gleneagles Apartments, North Miami, FL and Evanston Plaza Shopping Center, Evanston, IL. In the quarter ended September 30, 1988 the Partnership paid $1,091,667 for an addition to the Evanston Plaza Shopping Center. As of March 31, 1996, the Partnership had title to one Real Estate Owned; 45 W. 45th Street which was acquired through foreclosure on February 2, 1995.

The General Partner, Balcor Equity Partners - I, has prepared individual cash flows for each property. The projected annual Operating Cash Flows from the properties have been discounted at an annual rate of 10.00% to a net present value quarterly, imputed by the straight-line method. The Agreement calls for the General Partner to receive 10.0% of the Operating Cash Flows, and the remaining 90% is allocated to the Tax-exempt and Taxable Limited Partnership Interests on the basis of 10.1360% to the Taxable Limited Partnership Interests and 89.8640% to the Tax-exempt Limited Partnership Interests.

Sales Proceeds on residential properties are calculated on the basis of the net operating cash flow less taxes and insurance, capped at 9%, less stabilized capital improvements and 2.5% sales commission. The sales proceeds for commercial properties are calculated on the basis of net operating cash flow (already net of taxes and insurance) capped at 9%, less stabilized capital improvements, tenant improvements and leasing commissions and 2.5% sales commission. The net proceeds from the sale have been discounted at an annual rate of 10.50% to a net present value. A higher risk rate of 10.50% is used for Sales Proceeds vs. a 10.00% rate for Operating Cash Flows to reflect the higher risk rate of projecting a capitalization rate deferred for several years.

As of the quarter ended December 31, 1992, all of the Equities were valued on the basis of their cash flows. Prior to that quarter, Real Estate Owned Assets were valued on the basis of an independent appraisal since it was the intent to sell those assets in the near-term. As described elsewhere in this report, these assets, unless indicated otherwise, will be held to maturity.

A summary of the Cash Flows from Operations is in the following Exhibit B-1. Exhibit B-2 summarizes the calculations used to determine Excess Net Cash Proceeds where they may exist. Exhibit B-3 (2 schedules) is the Discounted Cash Flow Analysis.

As of March 31, 1996, the total Asset Value of the two Equity Investments in Real Estate and one Real Estate Owned Investment was $32,186,770, an increase of $220,045 from the previous quarter's value.

                                 SCHEDULE B-1

as of: 31-Mar-96                    BEPI IV Cash Flow From Operations
Quarter Factor (for formula reference)     Actual     Budget    Pro-ject
                                               1994       1995       1996
Net Cash Receipts                        ---------------------------------
Equity Investments
Evanston Plaza
                     NOI B4 TI/LC/Capital 2,152,155  1,813,033  1,383,829
                     TI/LC/Capital          476,530    143,434    136,621
Internal CF Projections                  ---------------------------------
                      Net Cash Receipts   1,675,625  1,669,599  1,247,208

Gleneagles           NOI B4 TI/LC/Capital 1,087,301  1,304,254  1,223,530
                     TI/LC/Capital          176,926    119,720    185,420
Internal CF Projections                  ---------------------------------
                      Net Cash Receipts     910,375  1,184,534  1,038,110

                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts           0          0          0


       Total NCR-Equity Investments       2,586,000  2,854,133  2,285,318
                                         ---------------------------------

REO Investments
                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts           0          0          0

                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts           0          0          0

                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts           0          0          0


       Total NCR-REO Investments                  0          0          0
                                         ---------------------------------

 REO  (originally a loan investments)

45 W 45TH Street(15.22%)
Internal CF Projections
                      NOI B4 TI/LC/Capita   185,169    155,352    146,672
                      TI/LC/Capital               0      1,664     94,512
                                         ---------------------------------
Total NCR-REO Investments
                      Net Cash Receipts     185,169    153,689     52,160

TOTAL NCR FROM INVESTMENTS                2,771,169  3,007,822  2,337,478
LESS: GP 7.5% Share                         207,838    225,587    175,311
           Repurchase Fund @ 2.5%            69,279     75,196     58,437
                                         ---------------------------------
Net to Limited Partners @ 90%             2,494,052  2,707,039  2,103,730
                                         =================================


- ----------> Shaded Cash Flow numbers used for capping purpose only.




                                          Pro-ject   Pro-ject   Pro-ject
                                               1997       1998       1999
Net Cash Receipts                        ---------------------------------
Equity Investments
Evanston Plaza
                     NOI B4 TI/LC/Capital 1,438,113  1,621,136  1,638,977
                     TI/LC/Capital          290,210     30,740     19,326
Internal CF Projections                  ---------------------------------
                      Net Cash Receipts   1,147,903  1,590,396  1,619,651

Gleneagles
                     NOI B4 TI/LC/Capital 1,281,011  1,341,620  1,398,333
                     TI/LC/Capital          116,800    116,800    189,800
Internal CF Projections                  ---------------------------------
                      Net Cash Receipts   1,164,211  1,224,820  1,208,533

                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts           0          0          0


       Total NCR-Equity Investments       2,312,114  2,815,216  2,828,184
                                         ---------------------------------

REO Investments
                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts           0          0          0

                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts           0          0          0

                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts           0          0          0


       Total NCR-REO Investments                  0          0          0
                                         ---------------------------------

 REO  (originally a loan investments)

45 W 45TH Street(15.22%)
Internal CF Projections
                      NOI B4 TI/LC/Capita   131,068    118,855    126,154
                      TI/LC/Capital          35,090     32,819      9,891
                                         ---------------------------------
Total NCR-REO Investments
                      Net Cash Receipts      95,978     86,037    116,263

TOTAL NCR FROM INVESTMENTS                2,408,092  2,901,253  2,944,447
LESS: GP 7.5% Share                         180,607    217,594    220,834
           Repurchase Fund @ 2.5%            60,202     72,531     73,611
                                         ---------------------------------
Net to Limited Partners @ 90%             2,167,283  2,611,127  2,650,002
                                         =================================



                                          Pro-ject   Pro-ject   Pro-ject
                                               2000       2001       2002
Net Cash Receipts                        ---------------------------------
Equity Investments
Evanston Plaza
                     NOI B4 TI/LC/Capital 1,658,143  1,653,449  1,654,425
                     TI/LC/Capital                0          0    432,894
                                         ---------------------------------
Internal CF Projections
                      Net Cash Receipts   1,658,143  1,653,449  1,221,531

Gleneagles
                     NOI B4 TI/LC/Capital 1,457,383  1,518,867  1,582,883
                     TI/LC/Capital          161,297    161,297    161,297
                                         ---------------------------------
Internal CF Projections
                      Net Cash Receipts   1,296,086  1,357,570  1,421,586

                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts           0          0          0


       Total NCR-Equity Investments       2,954,229  3,011,019  2,643,117
                                         ---------------------------------

REO Investments
                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts           0          0          0

                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts           0          0          0

                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts           0          0          0


       Total NCR-REO Investments                  0          0          0
                                         ---------------------------------

 REO  (originally a loan investments)

45 W 45TH Street(15.22%)
Internal CF Projections
                      NOI B4 TI/LC/Capita   135,992    135,458
                      TI/LC/Capital           3,227     12,452
Total NCR-REO Investments                ---------------------------------
                      Net Cash Receipts

TOTAL NCR FROM INVESTMENTS                2,954,229  3,011,019  2,643,117
LESS: GP 7.5% Share                         221,567    225,826    198,234
           Repurchase Fund @ 2.5%            73,856     75,275     66,078
                                         ---------------------------------
Net to Limited Partners @ 90%             2,658,806  2,709,917  2,378,805
                                         =================================



                                          Pro-ject   Pro-ject   Pro-ject
                                               2003       2004       2005
Net Cash Receipts                        ---------------------------------
Equity Investments
Evanston Plaza
                     NOI B4 TI/LC/Capital 1,682,554
                     TI/LC/Capital          161,637
Internal CF Projections                  ---------------------------------
                      Net Cash Receipts

Gleneagles
                     NOI B4 TI/LC/Capital 1,649,532
                     TI/LC/Capital          161,297
Internal CF Projections                  ---------------------------------
                      Net Cash Receipts                                 0

                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts           0                     0

       Total NCR-Equity Investments               0          0          0
                                         ---------------------------------

REO Investments
                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts

                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts           0                     0

                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts                                 0


       Total NCR-REO Investments                  0          0          0
                                         ---------------------------------

 REO  (originally a loan investments)

45 W 45TH Street(15.22%)
Internal CF Projections
                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
Total NCR-REO Investments                ---------------------------------
                      Net Cash Receipts

TOTAL NCR FROM INVESTMENTS                        0          0          0
LESS: GP 7.5% Share                               0          0          0
           Repurchase Fund @ 2.5%                 0          0          0
                                         ---------------------------------
Net to Limited Partners @ 90%                     0          0          0
                                         =================================



                                           Pro-ject   Pro-ject   Pro-ject
                                               2006       2007       2008
Net Cash Receipts                        ---------------------------------
Equity Investments
Evanston Plaza
                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
Internal CF Projections                  ---------------------------------
                      Net Cash Receipts                                 0

Gleneagles
                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
Internal CF Projections                  ---------------------------------
                      Net Cash Receipts                                 0

                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts           0          0          0


       Total NCR-Equity Investments               0          0          0
                                         ---------------------------------

REO Investments
                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts

                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts           0          0          0

                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts           0          0          0


       Total NCR-REO Investments                  0          0          0
                                         ---------------------------------

 REO  (originally a loan investments)

45 W 45TH Street(15.22%)
Internal CF Projections
                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                                         ---------------------------------
Total NCR-REO InvestmeNet Cash Receipts

TOTAL NCR FROM INVESTMENTS                        0          0          0
LESS: GP 7.5% Share                               0          0          0
           Repurchase Fund @ 2.5%                 0          0          0
                                         ---------------------------------
Net to Limited Partners @ 90%                     0          0          0
                                         =================================



                                         Asset PV as of
                                          31-Mar-96
Net Cash Receipts                        -----------
Equity Investments
Evanston Plaza
                      NOI B4 TI/LC/Capita 6,845,504     NCR PV
                      TI/LC/Capital       9,199,586 Residual PV
Internal CF Projections                  -----------
                      Net Cash Receipts  16,045,090 Asset Value

Gleneagles
                      NOI B4 TI/LC/Capita 5,849,144     NCR PV
                      TI/LC/Capital       9,017,592 Residual PV
Internal CF Projections                  -----------
                      Net Cash Receipts  14,866,735 Asset Value

                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts


       Total NCR-Equity Investments


REO Investments
                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts

                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts

                      NOI B4 TI/LC/Capital
                      TI/LC/Capital
                      Net Cash Receipts


       Total NCR-REO Investments


 REO  (originally a loan investments)

45 W 45TH Street(15.22%)
Internal CF Projections
                      NOI B4 TI/LC/Capita   264,956     NCR PV
                      TI/LC/Capital       1,009,989 Residual PV
Total NCR-REO Investments                -----------
                      Net Cash Receipts   1,274,945 Asset Value

                                 SCHEDULE B-2

CAP RATE @            9.00%
            Sale Commission:  2.5%
Sale Activity                  1994     1995     1996       1997     1998
                           -----------------------------------------------
Evanston Plaza
            Sales Price
 20,866,766 Orig Cap Invest
            Excess NCP            0        0        0          0        0

Gleneagles  Sales Price
 14,155,814 Orig Cap Invest
            Excess NCP            0        0        0          0        0

            Sales Price
            Orig Cap Invest
            Excess NCP            0        0        0          0        0

Total Capital Invested
            Capital invested      0        0        0          0        0
            Sale Proceeds         0        0        0          0        0
 35,022,580 Return of Cap         0        0        0          0        0
            Excess NCP            0        0        0          0        0
            Deficiency NCP        0        0        0          0        0
Sale Activity - REO

            Sales Price
            Cap Invest
            Excess NCR            0        0        0          0        0

            Sales Price
            Cap Invest
            Excess NCR            0        0        0          0        0

            Sales Price
            Cap Invest
            Excess NCR            0        0        0          0        0

Total Capital Invested
            Capital invested      0        0        0          0        0
            Sale Proceeds         0        0        0          0        0
          0 Return of Cap         0        0        0          0        0
            Excess NCR            0        0        0          0        0
            Deficiency NCP        0        0        0          0        0

Loan Repayments
45 W. 45th Street      Balloon
            Amortized Principal

Capital returned from
   Loan Investments               0        0        0          0        0
Total Return of Capital           0        0        0          0        0
Total Excess NCP                  0        0        0          0        0
Total Excess NCR                  0        0        0          0        0

Sale Activity                  1999     2000     2001       2002     2003
                           -----------------------------------------------
Evanston Plaza
            Sales Price                               18,066,031
 20,866,766 Orig Cap Invest                           20,866,766
            Excess NCP            0        0        0 (2,800,735)       0

Gleneagles  Sales Price                               17,708,633
 14,155,814 Orig Cap Invest                           14,155,814
            Excess NCP            0        0        0  3,552,819        0

            Sales Price                                                 0
            Orig Cap Invest                                             0
            Excess NCP            0        0        0          0        0

Total Capital Invested
            Capital invested      0        0        0 35,022,580        0
            Sale Proceeds         0        0        0 35,774,664        0
 35,022,580 Return of Cap         0        0        0 35,022,580        0
            Excess NCP            0        0        0    752,084        0
            Deficiency NCP        0        0        0          0        0
Sale Activity - REO

            Sales Price                                        0
            Cap Invest                                         0
            Excess NCR            0        0        0          0        0

            Sales Price                                                 0
            Cap Invest                                                  0
            Excess NCR            0        0        0          0        0

            Sales Price                                        0
            Cap Invest                                         0
            Excess NCR            0        0        0          0        0

Total Capital Invested
            Capital invested      0        0        0          0        0
            Sale Proceeds         0        0        0          0        0
          0 Return of Cap         0        0        0          0        0
            Excess NCR            0        0        0          0        0
            Deficiency NCP        0        0        0          0        0

Loan Repayments
45 W. 45th Street
                 Balloon   1,470,024
            Amortized Principal

Capital returned from
   Loan Investments        1,470,024       0        0          0        0
Total Return of Capital           0        0        0 35,022,580        0
Total Excess NCP                  0        0        0    752,084        0
Total Excess NCR                  0        0        0          0        0

Sale Activity                  2004     2005     2006       2007
                           --------------------------------------
Evanston Plaza
            Sales Price
 20,866,766 Orig Cap Invest
            Excess NCP            0        0        0          0

Gleneagles  Sales Price
 14,155,814 Orig Cap Invest
            Excess NCP            0        0        0          0

            Sales Price
            Orig Cap Invest
            Excess NCP            0        0        0          0

Total Capital Invested
            Capital invested      0        0        0          0
            Sale Proceeds         0        0        0          0
 35,022,580 Return of Cap         0        0        0          0
            Excess NCP            0        0        0          0
            Deficiency NCP        0        0        0          0
Sale Activity - REO

            Sales Price
            Cap Invest
            Excess NCR            0        0        0          0

            Sales Price
            Cap Invest
            Excess NCR            0        0        0          0

            Sales Price
            Cap Invest
            Excess NCR            0        0        0          0

Total Capital Invested
            Capital invested      0        0        0          0
            Sale Proceeds         0        0        0          0
          0 Return of Cap         0        0        0          0
            Excess NCR            0        0        0          0
            Deficiency NCP        0        0        0          0

Loan Repayments
45 W. 45th Street  Balloon
            Amortized Principal

Capital returned from
   Loan Investments               0        0        0          0
Total Return of Capital           0        0        0          0
Total Excess NCP                  0        0        0          0
Total Excess NCR                  0        0        0          0

                                 SCHEDULE B-3

NCR ALLOCATION PERCENTAGES        NCP ALLOCATION PERCENTAGES
Tax-Exempt                89.4095%                      90.3963%
Taxable                   10.5905%                       9.6037%
                        ----------                    ----------
                           100.00%                       100.00%

                                  BEPI IV Discounted Cash Flow Analysis

                             1996      1997      1998      1999      2000
                        --------------------------------------------------
EQUITY NCR ALLOCATION
Equity Cash Flow after
   TI/LC/Capital (NCR)  2,285,318 2,312,114 2,815,216 2,828,184 2,954,229

Tax-Exempt Share of 90%
   Cash Flow (NCR)      1,838,962 1,860,525 2,265,363 2,275,799 2,377,225
Discounted @ 10.00%    10,215,199 9,602,117 8,701,804 7,306,621 5,761,485
 per unit                   60.92     57.27     51.90     43.58     34.36

Taxable Share of 90%
   Cash Flow (NCR)        217,824   220,378   268,331   269,567   281,581
Discounted  10.00%      1,209,984 1,137,365 1,030,723   865,465   682,444
 per unit                   67.93     63.85     57.86     48.59     38.31


REO NCR ALLOCATION
REO Cash Flow after
   TI/LC/Capital (NCR)          0         0         0         0         0

Tax-Exempt Share of 90%
   Cash Flow (NCR)              0         0         0         0         0
Discounted  10.00%              0         0         0         0         0
 per unit                    0.00      0.00      0.00      0.00      0.00

Taxable Share of 90%
  Cash Flow (NCR)               0         0         0         0         0
Discounted  10.00%              0         0         0         0         0
 per unit                    0.00      0.00      0.00      0.00      0.00

REO NCR ALLOCATION (prior Loan)
REO Cash Flow after
   TI/LC/Capital (NCR)     52,160    95,978    86,037   116,263         0

Tax-Exempt Share of 90%
   Cash Flow (NCR)         46,944    86,380    77,433   104,637         0
Discounted  10.25%     237,114.95   220,135   156,319    94,909         0
 per unit                    1.41      1.31      0.93      0.57      0.00

Taxable Share of 90%
   Cash Flow (NCR)              0         0         0         0         0
Discounted  10.25%              0         0         0         0         0
 per unit                    0.00      0.00      0.00      0.00      0.00

TOTAL NCR ALLOCATION (PER UNIT)
Tax-Exempt Share            62.34     58.58     52.83     44.14     34.36
Taxable Share               67.93     63.85     57.86     48.59     38.31


DISCOUNTED NCP ALLOCATION
Discounted  10.25%

NET CAPITAL RETURNED ON
   REO/ LOAN PAYOFFS            0         0         0 1,328,847         0
Tax-Exempt Share of NCP   920,818   991,606 1,093,246 1,205,303         0
 per unit                    5.49      5.91      6.52      7.19      0.00

NET CAPITAL RETURNED ON
   REO/ LOAN PAYOFFS            0         0         0   141,177         0
Taxable Share of NCP       97,828   105,348   116,146   128,051         0
 per unit                    5.49      5.91      6.52      7.19      0.00

NET CAPITAL TO
   RETURN 10.50%                0         0         0         0         0
Tax-Exempt Share of NCP 16,467,65417,764,48219,629,75321,690,87723,968,419
 per unit                   98.21    105.95    117.07    129.36    142.95

NET CAPITAL TO RETURN           0         0         0         0         0
Taxable Share of Cash
   Flow (NCP)           1,749,523 1,887,298 2,085,464 2,304,438 2,546,404
 per unit                   98.22    105.95    117.08    129.37    142.95


TOTAL NCP ALLOCATION (PER UNIT)
Tax-Exempt Share           103.70    111.86    123.59    136.55    142.95
Taxable Share              103.71    111.86    123.60    136.56    142.95


EXCESS NET CASH
   PROCEEDS (EQUITY)            0         0         0         0         0
Discounted  10.50%              0         0         0         0         0

Tax-Exempt Share of NCP         0         0         0         0         0
  per unit                   0.00      0.00      0.00      0.00      0.00

Taxable Share of NCP            0         0         0         0         0
  per unit                   0.00      0.00      0.00      0.00      0.00

EXCESS NET CASH
   RECEIPTS (LOANS/REOS)        0         0         0         0         0
Discounted  10.50%              0         0         0         0         0

Tax-Exempt Share of 90%         0         0         0         0         0
  per unit                   0.00      0.00      0.00      0.00      0.00

Taxable Share of 90% NCR        0         0         0         0         0
  per unit                   0.00      0.00      0.00      0.00      0.00

TOTAL NCR & NCP ALLOCATION (PER UNIT)
Tax-Exempt Share           166.04    170.44    176.42    180.70    177.31
Taxable Share              171.64    175.71    181.46    185.14    181.26



                             2001      2002      2003      2004      2005
                        --------------------------------------------------
EQUITY NCR ALLOCATION
Equity Cash Flow after
   TI/LC/Capital (NCR)  3,011,019 2,643,117         0         0         0

Tax-Exempt Share of 90%
   Cash Flow (NCR)      2,422,923 2,126,878         0         0         0
Discounted  10.00%      3,960,408 1,933,525         0         0         0
 per unit                   23.62     11.53      0.00      0.00      0.00

Taxable Share of 90%
   Cash Flow (NCR)        286,994   251,927         0         0         0
Discounted  10.00%        469,108   229,025         0         0         0
 per unit                   26.34     12.86      0.00      0.00      0.00


REO NCR ALLOCATION
REO Cash Flow after
   TI/LC/Capital (NCR)          0         0         0         0         0

Tax-Exempt Share of 90%
   Cash Flow (NCR)              0         0         0         0         0
Discounted  10.00%              0         0         0         0         0
 per unit                    0.00      0.00      0.00      0.00      0.00

Taxable Share of 90%
  Cash Flow (NCR)               0         0         0         0         0
Discounted  10.00%              0         0         0         0         0
 per unit                    0.00      0.00      0.00      0.00      0.00

REO NCR ALLOCATION (prior Loan)
REO Cash Flow after
   TI/LC/Capital (NCR)          0         0         0         0         0

Tax-Exempt Share of 90%
   Cash Flow (NCR)              0         0         0         0         0
Discounted  10.25%              0         0         0         0         0
 per unit                    0.00      0.00      0.00      0.00      0.00

Taxable Share of 90%
   Cash Flow (NCR)              0         0         0         0         0
Discounted  10.25%              0         0         0         0         0
 per unit                    0.00      0.00      0.00      0.00      0.00

TOTAL NCR ALLOCATION (PER UNIT)
Tax-Exempt Share            23.62     11.53      0.00      0.00      0.00
Taxable Share               26.34     12.86      0.00      0.00      0.00

DISCOUNTED NCP ALLOCATION
Discounted  10.25%

NET CAPITAL RETURNED ON
   REO/ LOAN PAYOFFS            0         0         0         0         0
Tax-Exempt Share of NCP         0         0         0         0         0
 per unit                    0.00      0.00      0.00      0.00      0.00

NET CAPITAL RETURNED ON
   REO/ LOAN PAYOFFS            0         0         0         0         0
Taxable Share of NCP            0         0         0         0         0
 per unit                    0.00      0.00      0.00      0.00      0.00

NET CAPITAL TO
   RETURN 10.50%                0 32,338,973        0         0         0
Tax-Exempt Share of NCP26,485,103 29,266,039        0         0         0
 per unit                  157.96    174.54      0.00      0.00      0.00

NET CAPITAL TO RETURN           0 3,435,691         0         0         0
Taxable Share of Cash
   Flow (NCP)           2,813,776 3,109,223         0         0         0
 per unit                  157.96    174.55      0.00      0.00      0.00


TOTAL NCP ALLOCATION (PER UNIT)
Tax-Exempt Share           157.96    174.54      0.00      0.00      0.00
Taxable Share              157.96    174.55      0.00      0.00      0.00


EXCESS NET CASH
   PROCEEDS (EQUITY)            0         0         0         0         0
Discounted  10.50%              0         0         0         0         0

Tax-Exempt Share of NCP         0         0         0         0         0
  per unit                   0.00      0.00      0.00      0.00      0.00

Taxable Share of NCP            0         0         0         0         0
  per unit                   0.00      0.00      0.00      0.00      0.00

EXCESS NET CASH
   RECEIPTS (LOANS/REOS)        0         0         0         0         0
Discounted  10.50%              0         0         0         0         0

Tax-Exempt Share of 90%         0         0         0         0         0
  per unit                   0.00      0.00      0.00      0.00      0.00

Taxable Share of 90% NCR        0         0         0         0         0
  per unit                   0.00      0.00      0.00      0.00      0.00


TOTAL NCR & NCP ALLOCATION (PER UNIT)
Tax-Exempt Share           181.58    186.07      0.00      0.00      0.00
Taxable Share              184.30    187.41      0.00      0.00      0.00

                             2006      2007      2008
                        ------------------------------
EQUITY NCR ALLOCATION
Equity Cash Flow after
   TI/LC/Capital (NCR)          0         0         0

Tax-Exempt Share of 90%
   Cash Flow (NCR)              0         0         0
Discounted  10.00%              0         0         0
 per unit                    0.00      0.00      0.00

Taxable Share of 90%
   Cash Flow (NCR)              0         0         0
Discounted  10.00%              0         0         0
 per unit                    0.00      0.00      0.00


REO NCR ALLOCATION
REO Cash Flow after
   TI/LC/Capital (NCR)          0         0         0

Tax-Exempt Share of 90%
   Cash Flow (NCR)              0         0         0
Discounted  10.00%              0         0         0
 per unit                    0.00      0.00      0.00

Taxable Share of 90%
  Cash Flow (NCR)               0         0         0
Discounted  10.00%              0         0         0
 per unit                    0.00      0.00      0.00

REO NCR ALLOCATION (prior Loan)
REO Cash Flow after
   TI/LC/Capital (NCR)          0         0         0

Tax-Exempt Share of 90%
   Cash Flow (NCR)              0         0         0
Discounted  10.25%              0         0         0
 per unit                    0.00      0.00      0.00

Taxable Share of 90%
   Cash Flow (NCR)              0         0         0
Discounted  10.25%              0         0         0
 per unit                    0.00      0.00      0.00

TOTAL NCR ALLOCATION (PER UNIT)
Tax-Exempt Share             0.00      0.00      0.00
Taxable Share                0.00      0.00      0.00

DISCOUNTED NCP ALLOCATION
Discounted  10.25%

NET CAPITAL RETURNED ON
   REO/ LOAN PAYOFFS            0         0         0
Tax-Exempt Share of NCP         0         0         0
 per unit                    0.00      0.00      0.00

NET CAPITAL RETURNED ON
   REO/ LOAN PAYOFFS            0         0         0
Taxable Share of NCP            0         0         0
 per unit                    0.00      0.00      0.00

NET CAPITAL TO
   RETURN 10.50%                0         0         0
Tax-Exempt Share of NCP         0         0         0
 per unit                    0.00      0.00      0.00

NET CAPITAL TO RETURN           0         0         0
Taxable Share of Cash
   Flow (NCP)                   0         0         0
 per unit                    0.00      0.00      0.00


TOTAL NCP ALLOCATION (PER UNIT)
Tax-Exempt Share             0.00      0.00      0.00
Taxable Share                0.00      0.00      0.00


EXCESS NET CASH
   PROCEEDS (EQUITY)            0         0         0
Discounted  10.50%              0         0         0

Tax-Exempt Share of NCP         0         0         0
  per unit                   0.00      0.00      0.00

Taxable Share of NCP            0         0         0
  per unit                   0.00      0.00      0.00

EXCESS NET CASH
   RECEIPTS (LOANS/REOS)        0         0         0
Discounted  10.50%              0         0         0

Tax-Exempt Share of 90%         0         0         0
  per unit                   0.00      0.00      0.00

Taxable Share of 90% NCR        0         0         0
  per unit                   0.00      0.00      0.00


TOTAL NCR & NCP ALLOCATION (PER UNIT)
Tax-Exempt Share             0.00      0.00      0.00
Taxable Share                0.00      0.00      0.00

                        BEPI IV Discounted Cash Flow Analysis (con't.)
                             1996      1997      1998      1999      2000
                        --------------------------------------------------
CASH BALANCES
Working Capital
Contingency Reserves
  SUBTOTAL WC & CR
Undistributed NCR
  Fund Liquidation Reserve
  SUBTOTAL UNDISTRIBUTED NCR
TOTAL CASH

Short-Term Interest
               @ 4.00%    127,645   127,645   127,645   127,645   127,645
Fund Expenses

DISCOUNTED CASH BALANCES
Discount Rate @ 4.00%
NCP(Working Capital &
    Reserves)                   0         0         0         0         0

                                0         0         0         0         0
Tax-Exempt Share of NCP   583,323   600,822   624,855   649,849   675,843
per unit                     3.48      3.58      3.73      3.88      4.03

                                0         0         0         0         0
Taxable Share of NCP       61,972    63,831    66,385    69,040    71,802
per unit                     3.48      3.58      3.73      3.88      4.03


NCR (Undistributed NCR) 1,803,245 1,857,342 1,931,636 2,008,901 2,089,257
LESS: Fund Expenses             0         0         0         0         0
NCR (Short-Term
   Interest)              742,590   669,133   568,254   463,339   354,227
                        --------------------------------------------------
TOTAL NCR               2,545,834 2,526,475 2,499,889 2,472,240 2,443,484
Less: GP 10% Share        254,583   252,648   249,989   247,224   244,348
                        --------------------------------------------------
Net to Limited Partners 2,291,251 2,273,828 2,249,900 2,225,016 2,199,136


Tax-Exempt Share of NCR 2,048,596 2,033,018 2,011,625 1,989,375 1,966,236
per unit                    12.22     12.12     12.00     11.86     11.73

Taxable Share of NCR      242,655   240,810   238,276   235,640   232,899
per unit                    13.62     13.52     13.38     13.23     13.07

LOAN FEES                  24,074    16,856     7,232         0         0
(straight-line
   amortization)

OFFERING EXPENSES       1,180,805   670,922   147,619    93,939    40,259
(straight-line
   amortization)
                        --------------------------------------------------
TOTAL                   1,204,879   687,778   154,851    93,939    40,259


FEES & OFF EXP(PER UNIT)
Tax-Exempt Share             6.50      3.71      0.83      0.51      0.22
Taxable Share                6.50      3.71      0.83      0.51      0.22

REPURCHASE FUND                 0         0         0         0         0
Discounted    10.00%      787,833   846,921   931,613 1,024,774 1,127,251
Tax-Exempt Share                0         0         0         0         0
Discounted                712,234   765,652   842,217   926,439 1,019,082

Taxable Share                   0         0         0         0         0
Discounted                 75,599    81,269    89,396    98,335   108,169

Tax-Exempt per unit          4.25      4.57      5.02      5.53      6.08
Taxable per unit             4.24      4.56      5.02      5.52      6.07


TOTAL ALLOCATION(PER UNIT)
Tax-Exempt Share  @        192.48    194.42    198.00    202.47    199.36
Taxable Share  @           199.48    201.09    204.42    208.27    204.66








                             2001      2002      2003      2004      2005
                        --------------------------------------------------
CASH BALANCES
Working Capital                     708,000
Contingency Reserves                132,999
                                  ----------
  SUBTOTAL WC & CR                  840,999
                                  ==========
Undistributed NCR                 2,350,130
  Fund Liquidation Reserve                0
  SUBTOTAL UNDISTRIBUTED NCR      2,350,130
                                  ----------
TOTAL CASH                        3,191,129

Short-Term Interest
               @ 4.00%    127,645   127,645         0         0         0
Fund Expenses

DISCOUNTED CASH BALANCES
Discount Rate @ 4.00%
NCP(Working Capital &
    Reserves)                   0   840,999         0         0         0

                                0   760,232         0         0         0
Tax-Exempt Share of NCP   702,877   730,992         0         0         0
per unit                     4.19      4.36      0.00      0.00      0.00

                                0    80,767         0         0         0
Taxable Share of NCP       74,674    77,661         0         0         0
per unit                     4.19      4.36      0.00      0.00      0.00


NCR (Undistributed NCR) 2,172,827 2,259,740         0         0         0
LESS: Fund Expenses             0         0         0         0         0
NCR (Short-Term           240,751   122,736         0         0         0
   Interest)            --------------------------------------------------
                        2,413,578 2,382,476         0         0         0
TOTAL NCR                 241,358   238,248         0         0         0
Less: GP 10% Share      --------------------------------------------------
                        2,172,220 2,144,229         0         0         0
Net to Limited Partners

                        1,942,171 1,917,144         0         0         0
Tax-Exempt Share of NCR     11.58     11.43      0.00      0.00      0.00
per unit
                          230,049   227,085         0         0         0
Taxable Share of NCR        12.91     12.75      0.00      0.00      0.00
per unit
                                0         0         0         0         0
LOAN FEES
(straight-line
   amortization)                0         0         0         0         0

OFFERING EXPENSES       --------------------------------------------------
(straight-line                  0         0         0         0         0
   amortization)

FEES & OFF EXP (PER UNIT)
Tax-Exempt Share             0.00      0.00      0.00      0.00      0.00
Taxable Share                0.00      0.00      0.00      0.00      0.00

REPURCHASE FUND                 0 1,500,371         0         0         0
Discounted    10.00%    1,239,976 1,363,974         0         0         0
Tax-Exempt Share                0 1,356,399         0         0         0
Discounted              1,120,991 1,233,090         0         0         0

Taxable Share                   0   143,973         0         0         0
Discounted                118,986   130,884         0         0         0

Tax-Exempt per unit          6.69      7.35      0.00      0.00      0.00
Taxable per unit             6.68      7.35      0.00      0.00      0.00

TOTAL ALLOCATION (PER UNIT)
Tax-Exempt Share  @        204.04    209.22      0.00      0.00      0.00
Taxable Share  @           208.08    211.86      0.00      0.00      0.00

                             2006      2007      2008
                        ------------------------------
CASH BALANCES
Working Capital
Contingency Reserves
  SUBTOTAL WC & CR
Undistributed NCR
  Fund Liquidation Reserve
  SUBTOTAL UNDISTRIBUTED NCR
TOTAL CASH

Short-Term Interest
               @ 4.00%          0         0         0
Fund Expenses

DISCOUNTED CASH BALANCES
Discount Rate @ 4.00%
NCP(Working Capital &
    Reserves)                   0         0         0

                                0         0         0
Tax-Exempt Share of NCP         0         0         0
per unit                     0.00      0.00      0.00

                                0         0         0
Taxable Share of NCP            0         0         0
per unit                     0.00      0.00      0.00


NCR (Undistributed NCR)         0         0         0
LESS: Fund Expenses             0         0         0
NCR (Short-Term                 0         0         0
   Interest)            --------------------------------------------------
                                0         0         0
TOTAL NCR                       0         0         0
Less: GP 10% Share      --------------------------------------------------
                                0         0         0
Net to Limited Partners

                                0         0         0
Tax-Exempt Share of NCR      0.00      0.00      0.00
per unit
                                0         0         0
Taxable Share of NCR         0.00      0.00      0.00
per unit
                                0         0         0
LOAN FEES
(straight-line
   amortization)                0         0         0

OFFERING EXPENSES       --------------------------------------------------
(straight-line                  0         0         0
   amortization)

FEES & OFF EXP (PER UNIT)
Tax-Exempt Share             0.00      0.00      0.00
Taxable Share                0.00      0.00      0.00

REPURCHASE FUND                 0         0         0
Discounted    10.00%            0         0         0
Tax-Exempt Share                0         0         0
Discounted                      0         0         0

Taxable Share                   0         0         0
Discounted                      0         0         0

Tax-Exempt per unit          0.00      0.00      0.00
Taxable per unit             0.00      0.00      0.00

TOTAL ALLOCATION (PER UNIT)
Tax-Exempt Share  @          0.00      0.00      0.00
Taxable Share  @             0.00      0.00      0.00

               VALUATION OF THE OFFERING EXPENSES AND LOAN FEES

The valuation methodology of the Partnership Interests includes the capitalization of the Offering Expenses and their amortization over the life of the equity assets. As of March 31, 1996, the total unamortized portion of the Offering Expenses was $1,180,805. The total amount of the Offering Expenses is allocated proportionally to the Equity Assets and Debt Assets, if any, and amortized on the basis of depreciating the Equity on a straight-line basis over 10 years and the Debt on a straight-line basis to maturity. expenses and loan fees as incurred from the proceeds of the Limited Partnership Interest.

The loan fees paid to the General Partner are capitalized and amortized over the life of the loans. They are allocated between Tax-Exempt and Taxable Interests.

A summary of the Offering Expense and Loan Fees Balances are as follows.

                                      General
              Tax-exempt   Taxable    Partner    Total

Offering
  Expenses    $1,067,404  $113,401   $      0$1,180,805

Loan Fees         21,762     2,312          0   24,074

                              CONCLUSION OF VALUE

Based on the various analyses of the components of the Partnership's Interests presented in this report, our conclusions of value are summarized in the following Schedule C.

                                  SCHEDULE C
 BEPI IV
VALUATION SUMMARY
as of :  31-Mar-96
                                                    GENERAL
                           TAX-EXEMPT   TAXABLE     PARTNER      TOTAL
                          ================================================
CASH:
Working Capital &
   Contingency Reserves       583,323      61,972           0     645,295
Current Undistributed NCR   2,048,596     242,655     254,583   2,545,834
                            2,631,918     304,627     254,583   3,191,129

EQUITY INVESTMENTS
Net Cash Receipts          10,215,199   1,209,984   1,269,465  12,694,648

LOAN/REO INVESTMENTS
Net Cash Receipts             237,115           0      26,346     263,461

EXCESS NET CASH PROCEEDS
   (EQUITY)                         0           0           0           0

EXCESS NET CASH RECEIPTS
   (LOANS/REOS)                     0           0           0           0

RETURN OF CAPITAL
   (PROCEEDS)              17,388,473   1,847,351           0  19,235,823

REPURCHASE FUND               712,234      75,599           0     787,833

LOAN FEES                      21,762       2,312           0      24,074

OFFERING EXPENSES           1,067,404     113,401           0   1,180,805
                          ------------------------------------------------
TOTAL VALUE OF ASSETS      32,274,105   3,553,274   1,550,394  37,377,773
                          ================================================

NUMBER OF UNITS               167,673      17,813

VALUE PER UNIT                 192.48      199.48

ADJUSTED CAPITAL PER UNIT      249.75      249.75

         4th Qtr 1995 (act     192.37      199.50
         Change in value         0.06%      -0.01%